Exhibit 99.4

Commercial Metals Company Announces Proposed Private Offering of $350 Million of Senior Notes due 2026

IRVING, Texas, April 19, 2018 /PRNewswire/ – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that it is offering to sell, subject to market and other conditions, $350 million aggregate principal amount of Senior Notes due 2026 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Final terms for the offering of the Notes will be determined at the time of pricing. The Notes will be CMC’s senior unsecured obligations and will rank equally with all of its existing and future senior unsecured indebtedness. CMC intends to use the net proceeds from the offering to finance a portion of the purchase price of its previously announced acquisition of certain U.S. rebar steel mill and fabrication assets from Gerdau S.A. (NYSE: GGB) (the “Business”). If the acquisition of the Business does not close for any reason, CMC intends to use the net proceeds of the offering for general corporate purposes. In such event, CMC will also have the right, but not the obligation, to redeem all of the Notes at a redemption price equal to 100% of the initial offering price, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

There can be no assurance that the offering of the Notes will be completed. The offering of the Notes is not contingent upon the closing of the acquisition of the Business.

The Notes will be sold only to qualified institutional buyers in the United States in accordance with Rule 144A under the Securities Act and to persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. CMC intends to enter into a registration rights agreement in connection with the Notes offering pursuant to which CMC will file a registration statement covering the future exchange or resale of the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, if at all, will be made only pursuant to Rule 144A or Regulation S under the Securities Act.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network of facilities that includes four electric arc furnace (“EAF”) mini mills, two EAF micro mills, a rerolling mill, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the United States and Poland.

This news release contains forward-looking statements regarding CMC’s expectations concerning the offering of the Notes. These forward-looking statements generally can be identified by phrases such as we, CMC or its management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “potential,” “outlook,” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, CMC undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Factors that could cause actual results to differ materially from CMC’s expectations include the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals potentially impairing our inventory values due to declines in commodity prices; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; potential limitations in our or our customers’ abilities to access credit and non-compliance by our customers with our contracts; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; potential volatility in the capital markets and its impact on the ability to complete the proposed financing necessary to pay the purchase price for the Business; failure to retain key management and employees of the Business; issues or delays in the successful integration of the Business’ operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the Business to the information technology systems of the Company as well as risks associated with other integration or transition of the operations, systems and personnel of the Business; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition of the Business by customers, competitors, suppliers and employees; currency fluctuations; global factors, including political uncertainties and military conflicts; availability of electricity, electrodes and natural gas for mill operations; information technology interruptions and breaches in data security; ability to hire and retain key executives and other employees; our ability to make necessary capital expenditures; availability and pricing of raw materials over which we exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; increased costs related to health care reform legislation; impacts from the Tax Cuts and Jobs Act; and those factors listed under Item 1A. Risk Factors included in CMC’s Annual Report filed on Form 10-K for the fiscal year ended August 31, 2017 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SOURCE: Commercial Metals Company

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